                                                                      Exhibit 99



[LOGO]                                              The Brink's Company
                                                    1801 Bayberry Court
                                                    P.O. Box 18100
                                                    Richmond, VA 23226-8100 USA
                                                    Tel. 804.289.9600
                                                    Fax  804.289.9758

PRESS RELEASE

Contact:                                            FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709


            THE BRINK'S COMPANY REPORTS HIGHER FIRST-QUARTER EARNINGS
                    Results Improve at Brink's, Incorporated
      Profits Also Boosted by Legacy Cost Reductions and Investment Income



     RICHMOND, Va., May 3, 2006 - The Brink's Company (NYSE: BCO), a global provider of security and risk management services, reported first-quarter income from continuing operations of $24.2 million or 42 cents per share, up from $10.5 million or 19 cents per share in last year's first quarter. The improved results reflect profit growth at the company's two operating units, higher investment income and lower expenses related to former coal operations.
     First-quarter revenue from continuing operations was $663.6 million, up 10% from $601.1 million in the first-quarter of 2005. Operating profit from continuing operations was $44.1 million, up 52% from $29.0 million in the year-ago period.
     Michael T. Dan, chairman, president and chief executive officer of The Brink's Company, said: "First-quarter earnings reflect improved results in both operating units. Profits at Brink's, Incorporated were up on strong results in the U.S. and South America. Last year's restructuring efforts have reduced costs in Europe, but the benefits of these cost improvements were offset by ongoing weakness in the United Kingdom and certain other European countries. We continue to expect Brink's, Incorporated to generate an annual operating margin for 2006 approaching 7% with percentage revenue growth in the high single-digits. First-quarter results at Brink's Home Security also improved, and we continue to expect that annual sales and profit growth in this business will exceed 10%."

     Dan added: "The proceeds from the sale of BAX Global enabled us to contribute $225 million to the VEBA, which substantially reduces our ongoing coal legacy expenses. We also reduced debt by $160 million during the quarter and recently delivered on our promise to return cash to shareholders by spending $530 million on stock repurchases. Our focus going forward is on improving results in Europe and exploring new growth opportunities."

            First-Quarter Business Unit Performance: 2006 Versus 2005
            ---------------------------------------------------------

Brink's, Incorporated ("Brink's")
     Brink's, the company's secure transportation and cash management unit, had first-quarter revenue of $558.9 million, up 10% from $509.2 million in 2005. Operating profit was $39.6 million, up 31% from $30.3 million last year. The improvement in revenue and operating margin was largely attributable to better performance in U.S. and South American operations. Profits were also helped by a reduction in worldwide safety and security costs. Results in Europe remain weak and year-over-year profits were marginally lower.

                              Brink's North America

     North American revenue was $201.3 million, up 8% from $186 million in 2005. Operating profit rose 45% to $18.4 million, up from $12.7 million. The revenue increase was due primarily to core business growth. The profit increase was driven by broad improvement in North American operations, reduced pension expenses and lower safety and security costs.
     Net expenses in the first quarter related to employee benefits declined by $3.3 million due to the freezing of U.S. pension plan benefits as of December 31, 2005. For the full year, net expenses related to these employee benefits are expected to decrease by $13 million to $14 million compared to 2005.
     Despite a substantial increase in fuel costs, Brink's first-quarter operating profit was not significantly affected as fuel surcharges offset most of the cost increase. However, if fuel prices remain at current levels or increase, the added costs may impact operating profits.


                              Brink's International

     First-quarter revenue from international operations was $357.6 million, up 11% from $323.2 million in 2005, reflecting increases in all regions. Operating profit was $21.2 million, up 20% from $17.6 million last year due primarily to continued strong performance in South America.

     Europe. Revenue from European operations was $238.5 million, up 7% from $223.9 million in 2005. In 2005, Brink's acquired operations in Luxembourg, Scotland, Ireland, Poland, Hungary, and the Czech Republic. The incremental impact of these acquisitions on first-quarter 2006 revenue was approximately $21.5 million. Operating profit for the quarter was slightly lower than disappointing year-ago levels. Improved results in France and restructuring-related cost reductions were offset by continued weakness in other countries, especially the United Kingdom. Acquisitions had no significant impact on operating profit in either period.

     South America. Revenue in South America increased 23% to $100.7 million, up from $82.1 million in 2005 due primarily to higher volume across the region. Operating profit rose 18% due to higher volume and productivity improvements in most countries, partially offset by an operating loss in Brazil.

     Asia-Pacific. Due to improved performance in Hong Kong and Japan, revenue in the Asia-Pacific region rose 7% to $18.4 million, up from $17.2 million in 2005. Operating profit was relatively flat. Generally favorable results in most of the region were offset by lower profits in Australia.

     A customer in the Asia-Pacific region recently indicated that it does not intend to continue to use Brink's services. Brink's is in discussions with the customer and, depending on the outcome of these discussions, the company may record impairment and restructuring charges, currently estimated to be up to $10 million, as well as income tax valuation allowances.

Brink's Home Security ("BHS")

     First-quarter revenue at BHS rose 14% to $104.7 million, up from $91.9 million in 2005 due primarily to continued growth in the subscriber base and slightly higher average monitoring rates. Operating profit was $23.4 million, up 4% from $22.5 million in the year-ago quarter as higher profit from recurring services was partially offset by increased investment in new subscribers and incremental costs related to the company's new monitoring facility in Knoxville, Tenn., which began operating on February 28. Rising fuel costs during the first quarter did not have a significant impact on operating profit, since a large portion of these costs are capitalized as part of the cost of new installations.
     BHS continues to increase its presence in residential markets through its relationships with major home builders. In new construction markets, there is a longer time lag between BHS' initial investment and customer activation than is the case with existing home markets. As a result, investment in new subscribers continued to grow faster than revenue generated by monitored activations. BHS is addressing this imbalance by raising prices, improving efficiency and focusing on home buyers who are likely to initiate monitoring more quickly.

     The annualized disconnect rate in the first-quarter of 2006 was 5.5%, down slightly from 5.8% in last year's first quarter.

     Brink's Home Security installed 43,100 new subscribers during the quarter, a 10% increase over the number of new subscribers added in the first-quarter of 2005, and ended the quarter with approximately 1,048,000 subscribers generating monthly recurring revenue of $30.1 million (see Non-GAAP Reconciliations for a reconciliation of monthly recurring revenue to reported revenue).

      Costs Related to Former Operations Included in Continuing Operations
      --------------------------------------------------------------------

     First-quarter costs related to former operations totaled $6.9 million, down from $13.2 million in 2005. The $6.3 million decrease was due primarily to lower postretirement medical benefit expenses resulting from the effect of a $225 million contribution to the Voluntary Employees' Beneficiary Association trust ("VEBA") on January 31, 2006. The VEBA, which is a financing vehicle used to pay medical benefit obligations related to former coal miners and their dependents, had assets of approximately $422 million on March 31.


                                  Recent Events
                                  -------------

     On January 31, The Brink's Company announced the sale of its BAX Global operating unit to Deutsche Bahn AG for $1.1 billion in cash. Net proceeds after the payment of taxes and transaction costs are expected to be approximately $1.0 billion. The company immediately contributed $225 million to the VEBA and reduced debt during the quarter by approximately $160 million. On March 31, The Brink's Company had $813 million in cash and marketable securities and $156 million in outstanding debt. During the quarter, the company earned interest income of $5.8 million versus $0.9 million in the year-ago period.
     On April 11, the company completed a "Dutch auction" self-tender offer that resulted in the repurchase of 10,355,263 shares of its common stock for approximately $530.2 million or $51.20 per share. Following the April 11 share repurchase, the company had approximately 48.3 million shares of common stock outstanding.

                             Discontinued Operations
                             -----------------------

     First-quarter income from discontinued operations was $379.2 million or $6.50 per share versus $3.1 million or 5 cents per share in the first quarter of 2005. First-quarter revenue from discontinued operations (through January 31) was $230.0 million versus $623.5 million for the three months ending March 31,2005. Results from discontinued operations in 2006 include a pretax gain of $585 million related to the January 31 sale of the company's BAX Global air freight unit.

                                   Net Income
                                   ----------

First-quarter   net  income,   which  includes   results  from   continuing  and
discontinued operations, was $403.4 million or $6.92 per share versus $13.6 million or 24 cents per share in the first quarter of 2005.

This release contains both historical and forward-looking information. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this document includes, but is not limited to, statements regarding expected sales growth and profit improvement for the company and its subsidiaries in 2006, including Brink's annual operating margin, the possible loss of a Brink's customer in the Asia-Pacific region and the impact of such a loss on the company, expected improvements in Brink's, Incorporated's European operations, the exploration of new growth opportunities and expected decreases in pension related expenses. The forward-looking
information   in  this   document  is  subject  to  known  and  unknown   risks,
uncertainties and contingencies that could cause actual results to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond the control of The Brink's Company and its subsidiaries, include, but are not limited to the ability to identify and execute further cost and operational improvements in the core businesses, the ability of the businesses to meet demand appropriately, Brink's ability to integrate recent acquisitions, the performance of Brink's operations in Europe, decisions by a Brink's customer in the Asia-Pacific area regarding the continued use of Brink's services and any transition arrangements that might be made with the customer, the ability of Brink's to replace the lost business, Brink's ability to adjust operationally to the loss of the customer, positions taken by insurers with respect to claims made, the migration to various new financial software packages by Brink's and BHS, IT costs and costs associated with ongoing contractual obligations, the willingness of police departments to respond to alarms, the number of household moves, the level of new home construction, costs associated with the operation of the new Knoxville facility (including the ability to retain qualified personnel at reasonable costs), the potential recall of a product used by BHS, labor relations, safety and security performance, strategic initiatives and acquisition opportunities, the company's tax position, the cash and debt position of the company, the funding levels and investment performance of the pension plans, retirement experience, changes in mortality and morbidity assumptions, changes in employee obligations, overall domestic and international economic, political, social and business conditions, capital markets performance, the strength of the U.S. dollar relative to foreign currencies, fuel prices, interest rates, inflation, new government regulations and legislative initiatives, domestic and international demand for services of the subsidiaries of The Brink's Company, the financial stability of companies with payment obligations under the Health Benefit Act, pricing and other competitive factors, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer. The information included in this release is representative only as of the date of this release, and The Brink's Company undertakes no obligation to update any information contained in this release.

About The Brink's Company
The Brink's Company (NYSE:BCO) is a global leader in security and risk management services and operates two businesses: Brink's, Incorporated and Brink's Home Security. Brink's, Incorporated is the world's premier provider of secure transportation and cash management services. Brink's Home Security is one of the largest and most successful residential alarm companies in North America. For more information, please visit The Brink's Company website at http://www.brinkscompany.com/ or call toll free 877-275-7488.

Conference Call
The Brink's Company will host a conference call today, May 3, at 11:00 a.m. eastern time to discuss this press release. Interested parties can listen to the conference call by dialing 1-877-407-0778 within North America or 201-689-8565 from outside North America, or via live webcast at www.brinkscompany.com. Please dial in at least five minutes prior to the start of the call. Dial-in replay will be available through May 17, 2006, by calling 1-877-660-6853 within North America or 201-612-7415 outside North America. The conference pass code is 286 and the conference ID for the replay is 199248. A webcast replay will also be available at www.brinkscompany.com.

                               THE BRINK'S COMPANY
                                and Subsidiaries

                 Condensed Consolidated Statements of Operations
                                   (Unaudited)



                                                                 Three Months
                                                                Ended March 31,
(In millions, except per share amounts)                        2006        2005
--------------------------------------------------------------------------------
Revenues                                                   $  663.6       601.1

Expenses:
Operating expenses                                            514.7       486.4
Selling, general and administrative expenses                  106.6        87.2
--------------------------------------------------------------------------------
   Total expenses                                             621.3       573.6
Other operating income, net                                     1.8         1.5
--------------------------------------------------------------------------------
   Operating profit                                            44.1        29.0

Interest expense                                               (4.3)       (4.1)
Interest and other income, net                                  5.4         0.8
Minority interest                                              (3.9)       (3.6)
--------------------------------------------------------------------------------
   Income from continuing operations before income taxes       41.3        22.1
Income tax expense                                             17.1        11.6
--------------------------------------------------------------------------------

   Income from continuing operations                           24.2        10.5

Income from discontinued operations, net of tax               379.2         3.1
--------------------------------------------------------------------------------
Net income                                                 $  403.4        13.6
================================================================================


Basic net income per common share:
   Continuing operations                                   $   0.42        0.19
   Discontinued operations                                     6.57        0.05
--------------------------------------------------------------------------------
       Net Income                                          $   6.99        0.24
================================================================================

Diluted net income per common share:
   Continuing operations                                   $   0.42        0.19
   Discontinued operations                                     6.50        0.05
--------------------------------------------------------------------------------
       Net Income                                          $   6.92        0.24
================================================================================

Weighted-average common shares outstanding:
   Basic                                                       57.7        55.7
   Diluted                                                     58.3        56.5
--------------------------------------------------------------------------------

                               THE BRINK'S COMPANY
                                and Subsidiaries
                                   (Unaudited)


                                                               Three Months
                                                              Ended March 31,
(In millions)                                               2006         2005
--------------------------------------------------------------------------------
                               Segment Information

   Revenues:
     Brink's                                          $    558.9         509.2
     Brink's Home Security                                 104.7          91.9
--------------------------------------------------------------------------------
       Revenues                                       $    663.6         601.1
================================================================================

   Operating profit:
     Brink's                                          $     39.6          30.3
     Brink's Home Security                                  23.4          22.5
--------------------------------------------------------------------------------
       Business segments                                    63.0          52.8
     Former operations                                      (6.9)        (13.2)
     Corporate                                             (12.0)        (10.6)
--------------------------------------------------------------------------------
       Operating profit                               $     44.1          29.0
================================================================================


                       Supplemental Financial Information

   Brink's:
     Revenues:
       North America                                  $    201.3         186.0
       International                                       357.6         323.2
--------------------------------------------------------------------------------
     Revenues                                         $    558.9         509.2
================================================================================
     Operating profit:
       North America                                  $     18.4          12.7
       International                                        21.2          17.6
--------------------------------------------------------------------------------
     Operating profit                                 $     39.6          30.3
================================================================================

   Brink's Home Security:
     Revenues                                         $    104.7          91.9
================================================================================
     Operating profit:
       Recurring services                             $     43.6          41.5
       Investment in new subscribers                       (20.2)        (19.0)
--------------------------------------------------------------------------------
     Operating profit                                 $     23.4          22.5
================================================================================

     Monthly recurring revenues (a)                   $     30.1          26.9
     Annualized disconnect rate                              5.5%          5.8%

     Number of subscribers (in thousands):
       Beginning of period                               1,018.8         921.4
       Installations                                        43.1          39.3
       Disconnects                                         (14.2)        (13.6)
--------------------------------------------------------------------------------
       End of period                                     1,047.7         947.1
       Average number of subscribers                     1,032.5         933.6
================================================================================
(a) See "Non-GAAP Reconciliations" below.

                               THE BRINK'S COMPANY
                                and Subsidiaries


                 Supplemental Financial Information (continued)
                                   (Unaudited)


          COSTS OF FORMER OPERATIONS INCLUDED IN CONTINUING OPERATIONS



                                                                  Three Months
                                                                 Ended March 31,
(In millions)                                                     2006     2005
--------------------------------------------------------------------------------
Company-sponsored postretirement benefits other than pensions  $   4.4      9.4
Black lung                                                         1.0      1.2
Pension                                                            0.6      1.0
Administrative, legal and other expenses, net                      1.5      2.3
Gains on sale of property and equipment and other income          (0.6)    (0.7)
--------------------------------------------------------------------------------
Costs of former operations                                     $   6.9     13.2
================================================================================




                       INCOME FROM DISCONTINUED OPERATIONS

                                                                  Three Months
                                                                 Ended March 31,
(In millions)                                                     2006     2005
--------------------------------------------------------------------------------
BAX Global:
   Gain on sale (a)                                            $ 584.6       -
   Results of operations (b)                                       7.0      6.9
Adjustments to contingent liabilities of other former operations  (1.2)    (3.4)
--------------------------------------------------------------------------------
Income from discontinued operations before income taxes          590.4      3.5
Income tax expense                                               211.2      0.4
--------------------------------------------------------------------------------
Income from discontinued operations                            $ 379.2      3.1
================================================================================
(a) The gain on sale is expected to change in the future as working capital adjustments, which could revise the amount of proceeds on the sale, are finalized.
(b) The results of BAX Global's operations are included in the company's net income through January 31, 2006, the date of the sale. The one month of results in 2006 excludes depreciation charges of $3.3 million in accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

                               THE BRINK'S COMPANY
                                and Subsidiaries

                 Supplemental Financial Information (continued)
                                   (Unaudited)



                         SELECTED CASH FLOW INFORMATION




                                                                                          Three Months
                                                                                         Ended March 31,
(In millions)                                                                           2006        2005
----------------------------------------------------------------------------------------------------------
   Depreciation and amortization:
     Brink's                                                                      $     23.2         21.2
     Brink's Home Security                                                              15.8         13.9
     Corporate                                                                           0.1          0.2
----------------------------------------------------------------------------------------------------------
       Depreciation and amortization                                              $     39.1         35.3
==========================================================================================================

   Capital expenditures:
     Brink's                                                                      $     19.9         31.4
     Brink's Home Security (a)                                                          42.1         43.2
     Corporate                                                                           0.1          0.1
----------------------------------------------------------------------------------------------------------
       Capital expenditures                                                       $     62.1         74.7
==========================================================================================================
(a)  Capital  expenditures  at BHS in the first  quarter  of 2006  include  $5.3 million for the  development  of the new  Knoxville,  Tennessee,  facility.
     Capital  expenditures  at BHS in the first  quarter of 2005  include  $10.2 million  for the  purchase  of BHS's  headquarters  in Irving,  Texas.  The facility was previously leased.

   Other Brink's Home Security cash flow information:
     Impairment charges from subscriber disconnects                               $     10.7          8.8
     Amortization of deferred revenue                                                   (7.3)        (6.5)
     Deferral of subscriber acquisition costs (current year payments)                   (6.1)        (5.0)
     Deferral of revenue from new subscribers (current year receipts)                   11.0          9.6
==========================================================================================================

                               THE BRINK'S COMPANY
                                and Subsidiaries



                            NON-GAAP RECONCILIATIONS
                                   (Unaudited)


Monthly Recurring Revenues

A reconciliation of monthly recurring revenues to reported Brink's Home Security revenues follows:


                                                               Three Months
                                                              Ended March 31,
(In millions)                                             2006              2005
--------------------------------------------------------------------------------
March:
   Monthly recurring revenues ("MRR") (a)           $     30.1             26.9
   Amounts excluded from MRR:
     Amortization of deferred revenue                      2.5              2.3
     Other revenues (b)                                    3.1              2.2
--------------------------------------------------------------------------------
   Revenues on a GAAP basis                         $     35.7             31.4
================================================================================

Revenues (GAAP basis):
   March                                            $     35.7             31.4
   January - February                                     69.0             60.5
--------------------------------------------------------------------------------
   January - March                                  $    104.7             91.9
================================================================================
(a) MRR is calculated based on the number of subscribers at period end multiplied by the average fee per subscriber received in the last month of the period for contracted monitoring and maintenance services.
(b)  Revenues that are not pursuant to monthly contractual billings.


The company believes the presentation of MRR is useful to investors because the measure is widely used in the industry to assess the amount of recurring revenues from subscriber fees that a monitored security service business produces. This supplemental non-GAAP information should be viewed in conjunction with the company's consolidated statement of operations.

Net Debt reconciled to GAAP measures



                                                        March 31,   December 31,
(In millions)                                             2006          2005
--------------------------------------------------------------------------------

Short-term debt and current maturities of
   long-term debt                                   $     26.0             61.0
Long-term debt                                           129.7            251.9
--------------------------------------------------------------------------------
   Debt                                                  155.7            312.9
Less cash and cash equivalents                          (237.2)           (96.2)
Less current marketable securities                      (576.3)             -
--------------------------------------------------------------------------------
   Net Debt (a)                                     $   (657.8)           216.7
================================================================================
(a) The company's Net Debt was negative at March 31, 2006 because its cash and current marketable securities exceeded its debt. The company used $530.2 million to repurchase common stock under its self-tender offer in April 2006.


The company believes that Net Debt is a useful measure of the company's financial leverage. This supplemental non-GAAP information should be viewed in conjunction with the company's condensed consolidated balance sheets.

                               THE BRINK'S COMPANY
                                and Subsidiaries

                      NON-GAAP RECONCILIATIONS (continued)
                                   (Unaudited)


                                                 Three Months Ended    % change
(In millions)                                        March 31,        from 2005
--------------------------------------------------------------------------------
2005 revenues:
   Brink's                                        $   509.2              N/A
   BHS                                                 91.9              N/A
--------------------------------------------------------------------------------
                                                  $   601.1              N/A
================================================================================

Effects on revenue of acquisitions
   and dispositions, net:
   Brink's                                        $    21.5                4
   BHS                                                  -                  -
--------------------------------------------------------------------------------
                                                  $    21.5                4
================================================================================

Effects on revenue of changes in
   currency exchange rates:
   Brink's                                        $   (16.6)              (3)
   BHS                                                  0.1                -
--------------------------------------------------------------------------------
                                                  $   (16.5)              (3)
================================================================================

Organic Revenue Growth:
   Brink's                                        $    44.8                9
   BHS                                                 12.7               14
--------------------------------------------------------------------------------
                                                  $    57.5               10
================================================================================

2006 revenues:
   Brink's                                        $   558.9               10
   BHS                                                104.7               14
--------------------------------------------------------------------------------
                                                  $   663.6               10
================================================================================


The supplemental Organic Revenue Growth information presented above is non-GAAP financial information that management believes is an important measure to evaluate results of existing operations without the effects of acquisitions, dispositions and currency exchange rates. The limitation of this measure is that the effects of acquisitions, dispositions and changes in values of foreign currencies cannot be completely separated from changes in prices and volume of a unit's base business. This supplemental non-GAAP information does not affect net income or any other reported amounts. This supplemental non-GAAP information should be viewed in conjunction with the company's consolidated statements of operations.

                               THE BRINK'S COMPANY
                                and Subsidiaries

                                      OTHER


Value-added taxes ("VAT") and customs duties


During 2004, the company determined that one of its non-U.S. Brink's business units had not paid customs duties and VAT with respect to the importation of certain goods and services. The company was advised that civil and criminal penalties could be asserted for the non-payment of these customs duties and VAT. Although no penalties have been asserted to date, they could be asserted at any time. The business unit has provided the appropriate government authorities with an accounting of unpaid customs duties and VAT and has made payments covering its calculated unpaid VAT. The company believes that the range of reasonably possible losses is between $0.4 million and $3.0 million for potential penalties on unpaid VAT and has accrued $0.4 million. The company believes that the range of possible losses for unpaid customs duties and associated penalties, none of which has been accrued, is between $0 and $35 million. The company believes that the assertion of the penalties on unpaid customs duties would be excessive and would vigorously defend against any such assertion. The company does not expect to be assessed interest charges in connection with any penalties that may be asserted. The company continues to diligently pursue the timely resolution of this matter and, accordingly, the company's estimate of the potential losses could change materially in future periods. The assertion of potential penalties may be material to the company's financial position and results of operations.




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